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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

January 14 1997

     We consent to the incorporation by reference in Registration Statement No. 33-96212 of Sanctuary Woods Multimedia Corporation on Form S-8 and Registration Statement No. 33-95464 of Sanctuary Woods Multimedia Corporation on Form S-3 of our report dated February 9, 1994, except for comments above on reconciling differences between Canadian and United States generally accepted accounting principles which are as of September 20, 1995, appearing in the Annual Report on Form 10-K/A-3 of Sanctuary Woods Multimedia Corporation for the year ended December 31, 1995.

Very truly yours,

CHAMBERS, PHILIPS & CO.

Chartered Accountants
Vancouver, British Columbia